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                                  Exhibit 10.42

                           PAYMENT OF PROMISSORY NOTE


                  Agreement dated as of June 9, 1997 by and between Royal Canadian Foods Corp., a Delaware corporation, with offices at 1004 Second Avenue, New York, NY 10022 ("Borrower") and Mark Schmerling, a resident of Israel ("Lender").

                                    RECITALS

                  WHEREAS, pursuant to a Promissory Note dated April 18, 1997 (the "Note") by and between Borrower and Lender, Lender loaned Borrower $21,760.00 (the "Loan").

                  WHEREAS, Lender and Borrower now agree that the principal due on the Note shall be paid by the issuance of Common Stock of the Company (the "Common Stock") to Lender.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Payment of Loan Principal. Payment of the Loan shall be made by the issuance of one share of Common Stock for every $2.00 of the principal balance due on the Loan. A total of 10,880 shares of Common Stock shall be issued to Lender in payment of the entire principal balance due on the Loan.

2. Offshore Securities Agreement. The parties hereto intend for the issuance of the Common Stock to Lender to be in compliance with Regulation S of the Securities Act of 1933. In view of this, Lender shall sign an Offshore Securities Agreement for this transaction.

3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.




                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ROYAL CANADIAN FOODS CORP.



By:_____________________________
       Sheldon Golumbia, President



By:_____________________________
       Mark Schmerling

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